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                                                                 EXHIBIT 4.13

                                    Schedule

                  Information on seven substantially identical
                         Assignments of Leases and Rents
                            dated as of June 20, 2001
                    to First Union National Bank as Assignee

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.5)



       Apartment Property                     Assignor
       ------------------                     --------

       Deerfield Apartments                   CRIT-NC IV, LLC
       Durham, North Carolina

       Meadow Creek Apartments                CRIT-NC IV, LLC
       Pineville, North Carolina

       Pinnacle Ridge Apartments              CRIT-NC IV, LLC
       Asheville, North Carolina

       Cottonwood Crossing Apartments         CAC V Limited Partnership
       Arlington, Texas

       Main Park Apartments                   CAC V Limited Partnership
       Duncanville, Texas

       Paces Cove Apartments                  CAC V Limited Partnership
       Dallas, Texas

       Wildwood Apartments                    CAC V Limited Partnership
       Eucless, Texas